JOINT FILER INFORMATION
                             -----------------------


NAME:                      Frost Gamma Investments Trust

ADDRESS:                   4400 Biscayne Blvd
                           Miami, FL 33137

Designated Filer:          Phillip Frost, M.D.

Issuer and Ticker Symbol:  Opko Health, Inc. (OPK)

Date of Event
Requiring Statement:       August 31, 2007


FROST GAMMA INVESTMENTS TRUST


      by: /s/ Phillip Frost MD
          ----------------------------
          Phillip Frost, M.D., Trustee